Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the periodic report of Ideal Power Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), we, Lon E. Bell, Chief Executive Officer (Principal Executive Officer) and Timothy W. Burns, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2019

/s/ Lon E. Bell
Lon E. Bell
Chief Executive Officer (Principal Executive Officer)

/s/ Timothy W. Burns
Timothy W. Burns
Chief Financial Officer (Principal Financial and
Accounting Officer)